EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

Form	Registration Number	Date
S-3ASR	333-131260	1/24/2006
S-8	333-121670	12/27/2004

of our reports dated March 2, 2009, with respect to the consolidated financial statements and schedule of Foundation Coal Holdings, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of Foundation Coal Holdings, Inc., included in this Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ ERNST & YOUNG LLP

March 2, 2009

Baltimore, Maryland